========================
                       SCHEDULE 14A INFORMATION
                       ========================
 (Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of
    1934
                           (Amendment No.    )


Filed by the Registrant [ x ]

Filed by a Party other than the Registrant [    ]

Check the appropriate box:
[    ]    Preliminary Proxy Statement
[    ]    Confidential, for Use of the Commission Only (as permitted by Rule
          14a-6(e)(2))
[  x ]    Definitive Proxy Statement
[    ]    Definitive Additional Materials
[    ]    Soliciting Material Pursuant to sec.240.14a-11(c) or
          sec.240.14a-12
-----------------------------------------------------------------------------

             (Name of Registrant as Specified In Its Charter)

                      Selective Insurance Group, Inc.
     ======================================================================
     (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[   ]      $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), 14a-
           6(i)(2) or Item 22(a)(2) of Schedule A.

[   ]      $500 per each party to the controversy pursuant to Exchange Act
           Rule 14a-6(i)(3).

[   ]      Fee computed on table below per Exchange Act Rules 14a-6(i)(4)
           and 0-11.

      1)   Title of each class of securities to which transaction applies:
           __________________________________________________________________

      2)   Aggregate number of securities to which transaction applies:
           __________________________________________________________________

      3) Per Unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
           __________________________________________________________________

      4)   Proposed maximum aggregate value of transaction:
           __________________________________________________________________

      5)   Total fee paid:
           __________________________________________________________________

[   ] Fee paid previously with preliminary materials.

[   ] Check box if any part of the fee is offset as provided by Exchange Act
      Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

      1)   Amount Previously Paid:
           __________________________________________________________________

      2)   Form, Schedule or Registration Statement No.:
           __________________________________________________________________

      3)   Filing Party:
           __________________________________________________________________

      4)   Date Filed:
           __________________________________________________________________


PAGE


                           SELECTIVE INSURANCE GROUP, INC.
[ L O G O ]                40 Wantage Avenue
                           Branchville, New Jersey 07890
                           201-948-3000

James W. Entringer
Chairman, President and
Chief Executive Officer


April 1, 1997


Dear Stockholder of Selective Insurance Group, Inc.:

It is a pleasure to invite you to your Company's 1997 Annual Meeting of Stockholders to be held on Friday, May 2, 1997, at 11:00 a.m. in the auditorium at the headquarters of the Company at 40 Wantage Avenue, Branchville, New Jersey. The Annual Report, as well as formal Notice of the Annual Meeting, together with the Proxy Statement and proxy, are enclosed with this letter.

Whether you own a few or many shares of stock and whether you plan to attend the meeting in person, it is important that your shares be represented and voted. Please complete, date, sign, and return the enclosed proxy as soon as possible.

Your continued support is appreciated. We look forward to seeing you at the meeting.

Warmest regards,

/s/James W. Entringer
   ------------------
   James W. Entringer



PAGE


                           SELECTIVE INSURANCE GROUP, INC.
[ L O G O ]                40 Wantage Avenue
                           Branchville, New Jersey 07890
                           201-948-3000



                      ===================================
                      NOTICE OF ANNUAL MEETING TO BE HELD
                      ===================================
                                 May 2, 1997
                                 ===========


TO OUR STOCKHOLDERS:
-------------------

Notice is hereby given that the Annual Meeting of Stockholders of Selective Insurance Group, Inc. (the "Company") will be held on Friday, May 2, 1997, at 11:00 a.m. in the auditorium at the headquarters of the Company at 40 Wantage Avenue, Branchville, New Jersey, for the following purposes:

1.   To elect five directors for a term of three years each.

2. To consider and vote upon a proposal to amend the Selective Stock Option Plan II to increase the number of shares of the Company's Common Stock available under that plan.

3. To transact such other and further business, if any, as properly may be brought before the meeting.

Only stockholders of record on the books of the Company at the close of business on March 14, 1997, shall be entitled to vote at the meeting.

If you do not expect to be present at the meeting, please complete, date, and sign the enclosed proxy and return it in the accompanying postage-paid envelope.

The giving of the proxy will not affect your right to vote in person, should you attend the meeting.


By order of the Board of Directors,


/s/Susan R. Perretta
   -----------------
   Susan R. Perretta
   Secretary



Dated: April 1, 1997



PAGE

                            ============
                            COVER LETTER
                            ============


April 1, 1997



Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549

Re:  Selective Insurance Group, Inc.
     Definitive Proxy Statement

Ladies and Gentlemen:

Accompanying this letter for filing pursuant to the Securities Act of 1934, is Selective Insurance Group, Inc.'s definitive proxy statement including an appendix for The Selective Insurance Group, Inc. Stock Option Plan II .

If approved by the shareholders on May 2, 1997, the one million additional shares for Selective Stock Option Plan II will be registered in the near future.


Very truly yours,

/s/ Susan R. Perretta
    -----------------
    Susan R. Perretta


PAGE


                       Selective Insurance Group, Inc.
                       40 Wantage Avenue
                       Branchville, New Jersey 07890

                            March 27, 1997


                            ===============
                            PROXY STATEMENT
                            ===============


                            ===============
                            General Matters
                            ===============


This Proxy Statement is furnished in connection with a solicitation of proxies by the Board of Directors of Selective Insurance Group, Inc. (the "Company") for use at the Annual Meeting of Stockholders to be held on Friday, May 2, 1997, at 11:00 a.m. in the auditorium at the headquarters of the Company at 40 Wantage Avenue, Branchville, New Jersey, and at any adjournment thereof.

The Company has retained Corporate Investor Communications, Inc. for a fee of $4,500 to aid in solicitation of proxies by mail, telephone, and personal contact. The costs of the solicitation will be borne by the Company.

In addition to solicitation by mail and by certain employees of the Company (without additional compensation), arrangements have been made with brokerage houses and other custodians, nominees, and fiduciaries to send proxy material to their principals.

On March 14, 1997, which is the record date for stockholders entitled to notice of and to vote at the Annual Meeting, there were outstanding and entitled to vote 14,686,431 shares of common stock, $2.00 par value ("Common Stock"). This is the Company's only issued and outstanding class of stock. This Proxy Statement and the accompanying proxy are being mailed beginning on or about April 1, 1997, to all stockholders of record on the record date. Under New Jersey law and the Company's Bylaws, each share of Common Stock outstanding on the record date is entitled to one vote at the Annual Meeting of Stockholders, and the presence in person or by proxy of the holders of shares of Common Stock entitled to cast a majority of the votes constitutes a quorum. Under New Jersey law, proxies submitted with votes withheld for the election of directors and broker nonvotes are included in determining whether a quorum is present. Under New Jersey law, directors are elected by a plurality of votes cast. Votes withheld for the election of any or all of the nominees have no impact on the election of directors except to reduce the number of votes for the nominee(s) for which votes are withheld. Approval of the amendment to the Selective Stock Option Plan II requires the affirmative vote of the holders of a majority of the shares of Common Stock present or represented at the Annual Meeting. The affirmative votes of a majority of votes cast by stockholders entitled to vote at the Annual Meeting is required to decide any other item of business which may properly be brought before the Annual Meeting. Abstentions have the effect of votes against the approval to amend the Selective Stock Option Plan II, and broker nonvotes are not counted in tabulating the number of votes with respect to said proposal. Abstentions and broker nonvotes are not counted in tabulating the number of votes cast on other items of business that may properly be brought before the meeting.

There is no person or group known by the Company as of March 14, 1997, to be the beneficial owner of more than 5% of the Company's outstanding Common Stock.

PAGE


As of the date hereof, the Board of Directors knows of no other business that will be presented for consideration at the meeting, except those matters set forth in the Notice of Annual Meeting. If any such other business shall properly come before the meeting, it is intended that votes will be cast, pursuant to proxies solicited, in respect of any such other business in the discretion of the persons acting under said proxies. Proxies that contain no instructions to the contrary will be voted for the election as directors of the five nominees named herein.

The Annual Report to Stockholders for the fiscal year ending December 31, 1996, has been provided to all stockholders of record as of the close of business on March 14, 1997.


                          =====================
                          REVOCABILITY OF PROXY
                          =====================


Any stockholder giving a proxy may revoke it by notifying the Secretary of the Company, in writing, of such revocation at any time prior to its exercise or by filing another proxy dated subsequent to the date thereof with the Secretary of the Company.


                         ========================
                         I. ELECTION OF DIRECTORS
                         ========================
                             (Item 1 on Proxy)


The Company's Restated Certificate of Incorporation, as amended (the "Certificate") and the Bylaws provide that the number of directors of the Company shall not be less than seven nor more than twenty, such number within the minimum and maximum limitations to be fixed from time to time by a resolution approved by a majority of the whole Board of Directors. The Certificate and Bylaws also provide for the Board of Directors to be divided into three classes, equal or nearly as equal as possible, so that all directors serve staggered three-year terms.

The Board has nominated A. David Brown, William M. Kearns, Jr., S. Griffin McClellan III, Russell R. Moffett, and J. Brian Thebault for reelection as directors for three-year terms expiring at the Annual Meeting of Stockholders in 2000. All such persons are currently directors and were previously elected by stockholders.

In the event any nominee shall be unable to serve as a director at the time of the Annual Meeting of Stockholders, the proxies in favor of such unavailable nominee will be voted for a consenting nominee selected by the Board of Directors. None of the nominees for director is related to any executive officer or director of the Company or another nominee by blood, marriage or adoption.

Directors shall be elected by a plurality of the votes cast.

PAGE


                             ==========
                             CANDIDATES
                             ==========

The following information is set forth with respect to the five nominees for election as directors at the Annual Meeting of Stockholders to serve three-year terms expiring at the Annual Meeting of Stockholders in 2000:


                                                                 Shares of
                                                                 Common Stock
                                                                 Beneficially
Names                    Positions and Offices                   Owned as of
of                       in Company and                          February 14,
Directors                Business Experience                     1997(1)
=============================================================================
A. David Brown           Managing Vice President, Korn/Ferry     1,706 (2)
 Age: 54                 International, executive recruiting
 Director since: 1996    since 1994; served in various executive
 Term to expire: 2000    positions with R.H. Macy & Co., Inc.,
                         1969 to 1994 and was Senior Vice President,
                         Human Resources, 1983 to 1994 and Director,
                         1987-1992; Director, Zale Corporation since
                         1997; Committees of the Company: member,
                         Audit and Salary and Employee Benefits.
-----------------------------------------------------------------------------
William M. Kearns, Jr.   President, W.M. Kearns & Co., Inc.,     36,718(3)
 Age: 61                 a private investment company since
 Director since: 1975    1995; Director, Kuhlman Corporation,
 Term to expire: 2000    Mountasia Entertainment International,
                         Inc. and Consolidated Delivery & Logistics,
                         Inc.; Trustee of EQ Advisors Trust
                         (Equitable Life Assurance Society of the
                         U.S.) since 1997; Managing Director, Lehman
                         Brothers, Inc. and predecessor firms,
                         1969 to 1992; Advisory Director, Lehman
                         Brothers Inc., 1992 to 1994; Committees
                         of the Company: member, Finance and Salary
                         and Employee Benefits.
-----------------------------------------------------------------------------
S.Griffin McClellan III  Consultant since 1994; Chairman and     15,723(4)(5)
 Age: 59                 Chief Executive Officer, Crestmont
 Director since: 1980    Savings and Loan Association, 1991 to
 Term to expire: 2000    1994; President, Chief Executive Officer
                         and Director, Crestmont Federal Savings
                         and Loan Association, 1989 to 1991;
                         Committees of the Company: Chairman,
                         Audit; member, Executive and Salary and
                         Employee Benefits.
-----------------------------------------------------------------------------
Russell R. Moffett       Retired; Formerly President of the      19,258(6)
 Age: 70                 Company; Director, Newton Financial
 Director since: 1981    Corp. since 1984 and Newton Trust
 Term to expire: 2000    Company since 1982; Committees of the
                         Company: member, Audit and Conflict
                         of Interest.
-----------------------------------------------------------------------------
J. Brian Thebault        President and Chief Executive Officer,  3,681(2)
 Age: 45                 L.P. Thebault Company, graphic
 Director since: 1996    communications, since 1985. Committees
 Term to expire: 2000    of the Company: member, Audit and
                         Finance.
-----------------------------------------------------------------------------

PAGE


                         ====================
                         CONTINUING DIRECTORS
                         ====================


The following information is set forth with respect to the directors whose terms of office will continue after the Annual Meeting.


                                                                 Shares of
                                                                 Common Stock
                                                                 Beneficially
Names                    Positions and Offices                   Owned as of
of                       in Company and                          February 14,
Directors                Business Experience                     1997(1)
=============================================================================

William A. Dolan, II     Of Counsel, Kelly, Gaus & Holub law     18,125(3)(7)
 Age: 65                 firm since 1994; Partner, Kelly, Gaus,
 Director since: 1988    Holub & Dolan, 1994; President, Dolan
 Term to expire: 1999    and Dolan, P.A., law firm, 1988 to 1993;
                         Director since 1982 and Chairman of the
                         Board since 1988, High Point Financial
                         Corporation; Committees of the Company:
                         Chairman, Conflict of Interest; member,
                         Audit.
-----------------------------------------------------------------------------
James W. Entringer       Chairman, President and Chief          172,313(8)(9)
 Age: 56                 Executive Officer of the Company
 Director since: 1992    since 1993; President and Chief
 Term to expire: 1998    Operating Officer of the Company,
                         1992 to 1993; Senior Resident Vice
                         President, Merrill Lynch, Pierce,
                         Fenner & Smith, Inc. ("Merrill Lynch"),
                         1991 to 1992; President, Chief Executive
                         Officer and Director, Family Life Insurance
                         Company, a subsidiary of Merrill Lynch,
                         1988 to 1991; Branch Manager, Merrill Lynch,
                         1967 to 1992; Committees of the Company:
                         Chairman, Executive and member, Finance.
-----------------------------------------------------------------------------
William C. Gray, D.V.M.  Veterinarian and President, Newton      21,596(10)
 Age: 67                 Veterinary Hospital since 1960;
 Director since: 1992    Director, Newton Financial Corp. and
 Term to expire: 1999    Newton Trust Company; Committees of the
                         Company: member, Audit and Conflict of
                         Interest.
-----------------------------------------------------------------------------
C. Edward Herder         President, Chester H. Herder & Son,     42,797(3)
 Age: 61                 Inc. since 1996; Chairman, Herder
 Director since: 1978    Tarricone Associates, 1994 to 1996,
 Term to expire: 1998    general insurance agencies; Committees
                         of the Company: Chairman, Committee on
                         Directors; member, Executive.
-----------------------------------------------------------------------------
Frederick H. Jarvis      Retired; Chairman and Chief Executive   17,176(11)
 Age: 69                 Officer of the Company, 1987 to 1993;
 Director since: 1984    President of the Company, 1987 to 1992;
 Term to expire: 1999    Committees of the Company: Chairman,
                         Finance; member, Executive and Committee
                         on Directors.
-----------------------------------------------------------------------------
Joan M. Lamm-Tennant,    Professor of Finance, Villanova         6,806(11)
Ph.D.                    University since 1995; Vice President,
 Age: 44                 General Reinsurance/New England Asset
 Director since: 1993    Management since 1996; Associate Professor
 Term to expire: 1999    of Finance, 1992 to 1994; Assistant
                         Professor, 1989 to 1991; Chief Executive
                         Officer, Cornerstone Associates Technology
                         Services, Inc., software, since 1994;
                         Director, Focus Trust Fund, a mutual fund;
                         Committees of the Company: member, Finance,
                         and Salary and Employee Benefits.
-----------------------------------------------------------------------------
William M. Rue           President, Chas. E. Rue & Son, Inc.     125,204(3)
 Age: 49                 T/A Rue Insurance since 1985; Director,
 Director since: 1977    First Constitution Bank; Committees of
 Term to expire: 1998    the Company: member, Executive, Finance
                         and Committee on Directors.
-----------------------------------------------------------------------------
Thomas D. Sayles, Jr.    Retired; Director, Summit Bancorp.;     20,786(3)
 Age: 65                 Chairman, The Summit Bancorporation,
 Director since: 1988    1995-1996; Chairman and Chief Executive
 Term to expire: 1998    Officer, The Summit Bancorporation,
                         1974 to 1994; Committees of the Company:
                         Chairman, Salary and Employee Benefits;
                         member, Executive and Committee on
                         Directors.
-----------------------------------------------------------------------------

PAGE


            =====================================================
            NOTES TO TABLE OF CANDIDATES AND CONTINUING DIRECTORS
            =====================================================


(1) The amount of shares beneficially owned by each of the above-named directors, except Mr. Entringer is less than 1% of the Common Stock outstanding.

(2) Includes 1,500 shares that may be acquired upon the exercise of options granted and presently exercisable under the Company's Stock Option Plan for Directors.

(3) Includes 10,500 shares that may be acquired upon the exercise of options granted and presently exercisable under the Company's Stock Option Plan for Directors.

(4) Includes 6,000 shares that may be acquired upon the exercise of options granted and presently exercisable under the Company's Stock Option Plan for Directors.

(5) Includes 1,000 shares held by Mr. McClellan's wife, of which Mr. McClellan disclaims beneficial ownership.

(6) Includes 9,000 shares that may be acquired upon the exercise of options granted and presently exercisable under the Company's Stock Option Plan for Directors.

(7) Includes 1,050 shares held by Mr. Dolan's wife, of which Mr. Dolan disclaims beneficial ownership.

(8) Includes 96,015 shares that may be acquired upon the exercise of options granted and presently exercisable under the Company's stock option plans.

(9) The number of shares beneficially owned by Mr. Entringer is equal to 1.2% of the Common Stock outstanding.

(10) Includes 7,500 shares that may be acquired upon the exercise of options granted and presently exercisable under the Company's Stock Option Plan for Directors.

(11) Includes 4,500 shares that may be acquired upon the exercise of options granted and presently exercisable under the Company's Stock Option Plan for Directors.

The number of shares of Common Stock beneficially owned by Mr. Entringer, as of February 14, 1997, is set forth in the table on page 4. The number of shares of Common Stock beneficially owned as of February 14, 1997, by the other executive officers named in the Summary Compensation Table set forth on page 9 are as follows: Mr. Addesso, 104,999 (including 69,000 shares that may be acquired upon the exercise of stock options granted and presently exercisable under the Company's stock option plans); Mr. Land, 92,024 (including 47,500 shares that may be acquired upon the exercise of stock options granted and presently exercisable under the Company's stock option plans); Mr. Murphy, 53,889 (including 31,400 shares that may be acquired upon the exercise of stock options granted and presently exercisable under the Company's stock option plans); and Mr. Ochiltree, 44,033 (including 24,000 shares that may be acquired upon the exercise of stock options granted and presently exercisable under the Company's stock option plans). The number of shares beneficially owned by each of the above-named executive officers is less than 1% of the Common Stock outstanding. The number of shares of Common Stock beneficially owned by all current directors and executive officers of the Company as a group as of February 14, 1997, was 888,299, representing 5.9% of the outstanding shares of Common Stock on that date. Such number includes shares that may be acquired within 60 days of such date upon the exercise of outstanding stock options granted under the Company's stock option plans.


                          =========================
                          COMPENSATION OF DIRECTORS
                          =========================


The directors of the Company who are not employees received an annual retainer of $20,000 in 1996. In addition, directors of the Company who are not employees received in 1996 a fee of $1,000 for each Board meeting and $1,000 for each Committee meeting attended. Committee Chairmen received $1,200 for each Committee meeting attended. Prior to 1997, each nonemployee director was eligible to participate in the directors' Deferred Compensation Plan which allowed the deferral of the annual retainer and fees payable for services as a director. Deferred compensation of directors participating in this Plan accrues interest at an annual rate equal to the average one-year United States Treasury Bill rate from the beginning of the year to the date of payment. A participant may elect to defer payment of compensation under the Plan until a specified year in the future, the attainment of age 70 or termination of services as a director of the Company. A participant may elect to receive payment of the compensation deferred under the Plan in either a lump sum or up to five equal annual installments. In 1996, the Board amended the Deferred Compensation Plan to permit participants to make a one-time election to convert the deferred cash amounts held in their deferred compensation accounts to shares of Common Stock based on the fair market value (as defined in the Deferred Compensation Plan) of a share of Common Stock as of the date of such election. As a result of such amendment, Mr. Sayles and Mr. McClellan elected to convert 100% of their deferred compensation to Common Stock. Mr. Dolan elected to convert $31,500 of his deferred compensation to Common Stock.

PAGE


Effective January 1, 1997, nonemployee directors are paid only in Common Stock pursuant to the Stock Compensation Plan for Nonemployee Directors, approved by the stockholders on May 3, 1996. Under this Plan, each director who is not an employee of the Company will annually receive Common Stock equal to a cash amount fixed annually by the Board of Directors. Shares are issued quarterly on January 1, April 1, July 1, and October 1 of each year. For 1997, annual compensation was fixed at $31,000, and on January 2, 1997, 206 shares of Common Stock were issued to each nonemployee director except those who elected to defer their 1997 compensation pursuant to a deferred compensation provision in the Plan. Under the deferred compensation provision, each participating director may irrevocably elect on or before December 20 of each year to defer receipt of shares and any dividends with interest to a specified future year, the attainment of age 70 or termination of services as a director. Messrs. McClellan, Sayles, Thebault and Ms. Lamm-Tennant have elected to defer their 1997 compensation under the Plan.

The Company's Directors' Plan provides retirement benefits for those directors who have never been employees of the Company or its subsidiaries and who have been members of the Board for at least five calendar years. An eligible participant receives annual retirement or disability benefits equal to 100% of the annual director's retainer fee. For 1997, such annual 1996 amount has been limited to $20,000 by resolution of the Board of Directors. This benefit is payable in monthly installments for a period equal to the participant's years of service as a Board member, calculated in completed years and months, up to a maximum of 15 years. If a participant dies prior to the commencement of benefits, no benefit is payable from the Plan except to a surviving spouse. The surviving spouse is entitled to receive the same monthly benefit that the participant would have received had such participant retired on the day prior to the date of death. Such benefits cease if the surviving spouse dies before accrued benefits have been paid. If, after benefits commence, a participant dies leaving a surviving spouse, the participant's monthly benefit payments shall continue to be paid to such surviving spouse with the same frequency until all benefits have been paid or until the spouse's death. In the event of the total and permanent disability of a participant, benefits equal to those upon retirement are payable immediately.

The Directors' Plan provides for accelerated payment of accrued and unpaid benefits under certain circumstances. Such benefits are payable if the directors nominated by management of the Company and constituting a majority of the Board cease to be directors after any of the following events constituting a Change of Control: (a) acquisition of a controlling interest in the Company's voting securities; (b) an election contest; (c) a successful tender or exchange offer by a person other than the Company or an affiliate of the Company; (d) a merger; and (e) a consolidation or other business combination. The benefit under the Directors' Plan becomes payable in monthly installments, commencing on the first day of the month coincident with or next following a "Change of Control" and the termination of the participant's service as a Board member.

The Company maintains a Stock Option Plan for Directors for those directors who are not full-time employees of the Company or its subsidiaries unless any of such eligible directors elects not to participate. Under such plan, each eligible director participating in the plan automatically receives an option to purchase 1,500 shares of Common Stock on March 1 of each year. Subject to certain adjustments, the maximum number of shares of Common Stock that may be issued under options granted is 200,000, which may be authorized but unissued shares or treasury shares. The exercise price for each share of Common Stock subject to an option granted is the Fair Market Value (as defined in the plan) of a share of Common Stock on the date such option is granted and is payable in cash. Any option granted under the plan becomes exercisable on the first anniversary of the date it was granted. No option is exercisable after the tenth anniversary of the grant. Options granted under the plan are nontransferable, except by will or by laws of descent and distribution. In the event of an optionee's death or disability, an option may be exercised, in whole or in part, by the optionee's executor, administrator, guardian, or legal representative in accordance with the terms of such option. On March 1, 1996, options to purchase 1,500 shares of Common Stock were granted to each eligible director at an exercise price of $36.625 per share.


                     ====================================
                     COMMITTEES OF THE BOARD OF DIRECTORS
                     ====================================


The Company's Audit Committee, the membership of which is the same as the Audit Committee of the Company's subsidiaries, Selective Insurance Company of America, Selective Way Insurance Company, Selective Insurance Company of the Southeast and Selective Insurance Company of South Carolina, is comprised of
S. Griffin McClellan III, Chairman, A. David Brown, William A. Dolan, II, William C. Gray, Russell R. Moffett and J. Brian Thebault. In 1996, the Committee met four times. The functions of the Committee are to receive and examine the Auditors' Report, meet with the auditors, access the books and vouchers of the Company, as necessary, consider the adequacy of internal controls, confer with the officers of the Company, and report to the Board on its findings.

The Company's Salary and Employee Benefits Committee, the membership of which is the same as the Salary and Employee Benefits Committee of the Company's subsidiaries, Selective Insurance Company of America, Selective Way Insurance

PAGE


Company, Selective Insurance Company of the Southeast and Selective Insurance Company of South Carolina, is comprised of Thomas D. Sayles, Jr., Chairman,
A. David Brown, William M. Kearns, Jr., Joan M. Lamm-Tennant, Ph.D, and S. Griffin McClellan III. In 1996, the Committee met four times. The functions of the Committee are to evaluate the performance of certain officers of the Company and its subsidiaries and to make recommendations to the Board as to salary adjustments. This Committee also continuously evaluates employee benefits and makes recommendations to the Board in connection therewith. This Committee also functions as the Compensation Committee, which administers the Company's stock option plans, and as the Trustees of the Retirement Savings Plan and the Retirement Income Plan.

The Company's Committee on Directors, the membership of which is the same as the Committee on Directors of the Company's subsidiaries, Selective Insurance Company of America, Selective Way Insurance Company, Selective Insurance Company of the Southeast and Selective Insurance Company of South Carolina, is comprised of C. Edward Herder, Chairman, Frederick H. Jarvis, William M. Rue and Thomas D. Sayles, Jr. In 1996, the Committee met one time. The primary function of the Committee is to seek and review qualified candidates for directorships and to make recommendations to the Board as to nominees for election as directors. This Committee will consider nominees recommended by stockholders for election as directors at an Annual Meeting of Stockholders but does not solicit such recommendations. In order to receive consideration, all such recommendations must be in writing addressed to the Chairman of the Committee on Directors, c/o the Secretary of the Company, 40 Wantage Avenue, Branchville, New Jersey 07890. Such recommendations must include a reasonable amount of biographical information about the person recommended, contain a statement as to why the stockholder believes such person to be well qualified to serve as a director, contain the written consent of the proposed nominee to the submission of such information and such recommendation, and be received by the Secretary no later than January 1 preceding the Annual Meeting of Stockholders for which such person's election is recommended.


                     =======================================
                     ATTENDANCE OF BOARD MEMBERS AT MEETINGS
                     =======================================


During the past year, there were four meetings of the Board. No Board member attended fewer than 75% of the aggregate number of meetings of the Board and of the meetings of Committees on which he or she served.


              ===========================================================
              COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
              ===========================================================


The members of the Company's Salary and Employee Benefits Committee are Thomas D. Sayles, Jr., A. David Brown, William M. Kearns, Jr., Joan M. Lamm-Tennant, Ph.D. and S. Griffin McClellan III, each of whom is a director but not a current or former employee of the Company, or any of its subsidiaries. During the last fiscal year, no executive officer of the Company served on the compensation committee of another entity or as a director of another entity, one of whose executive officers served on the Salary and Employee Benefits Committee.


               =======================================================
               SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
               =======================================================


Based on the Company's review of Forms 3, 4 and 5 during and with respect to the fiscal year ended December 31, 1996, all statements of beneficial ownership required to be filed with the Securities and Exchange Commission were timely filed.

PAGE


                ============================================
                EXECUTIVE COMPENSATION AND OTHER INFORMATION
                ============================================
                      EXECUTIVE OFFICERS OF THE COMPANY
                      =================================


As of March 14, 1997, the executive officers of the Company were:
=============================================================================
James W. Entringer age 56     Chairman of the Board, President and Chief
                              Executive Officer since April 1, 1993;
                              President and Chief Operating Officer from
                              March 1992 to April 1993; Director since May
                              1992. *
-----------------------------------------------------------------------------
Dominic J. Addesso age 43     Executive Vice President, Strategy and Systems
                              Integration since May 1996; Executive Vice
                              President, Strategic Business Units, May 1993
                              to May 1996; Executive Vice President and Chief
                              Financial Officer from 1989 to May 1993.
-----------------------------------------------------------------------------
James W. Coleman,  age 38     Senior Vice President, Strategic Business Units
Jr.                           since May 1996; Vice President, Personal Lines
                              Strategic Business Unit, May 1994 to May 1996;
                              Assistant Vice President, Claims, Field
                              Operations, May 1993 to May 1994.
-----------------------------------------------------------------------------
Thornton R. Land   age 56     Executive Vice President, Administration, and
                              General Counsel, responsible for corporate
                              legal, staff claims counsel,  government
                              affairs, administrative services and human
                              resources, since May 1993; Senior Vice
                              President and General Counsel from 1988 to
                              1993.
-----------------------------------------------------------------------------
Gregory E. Murphy  age 41     Senior Vice President and Chief Financial
                              Officer, since January 1994; Vice President,
                              Finance, from 1993 to January 1994; Chief
                              Accounting Officer since 1992; Vice President
                              from 1987 to January 1994.
-----------------------------------------------------------------------------
Jamie Ochiltree,   age 44     Senior Vice President, Branch and Field
III                           Operations, since September 1994; Vice
                              President, Market Development from April 1994
                              to September 1994; Vice President, Sales and
                              Marketing, Cincinnati Financial Corp., May 1988
                              to December 1993.
-----------------------------------------------------------------------------
Robert P. Rank     age 55     Senior Vice President, Investments since
                              December 1993; Senior Vice President,
                              Investments, American Express Company, 1987 to
                              1993.
-----------------------------------------------------------------------------
Donald E. Williams age 52     Senior Vice President, Information Systems
                              since 1992; Vice President 1989 to 1992.
-----------------------------------------------------------------------------

All terms of office are for a one-year period.

*See additional information about Mr. Entringer on page 4.

PAGE


                     ==========================
                     SUMMARY COMPENSATION TABLE
                     ==========================

The following table shows, for the fiscal years ending December 31, 1996, 1995, and 1994, the compensation, paid or accrued for those years, to the Chairman, President and Chief Executive Officer, and each of the four most highly compensated executive officers of the Company who served as executive officers during fiscal year 1996. (See footnote 1.)

                                             Long-Term Compensation
                                          |----------Awards----------|
                     Annual Compensation
                                                         Securities     All
Name                                         Restricted  Underlying    Other
and                                            Stock      Options/    Compen-
Principal                Salary     Bonus      Awards       SARs       sation
Position         Year    ($)(1)     ($)(2)     ($)(3)       (#)        ($)(4)
=============================================================================
James W.         1996    426,923    225,000    302,000        -         4,750
Entringer(5,6)   1995    410,000    300,000    657,145      40,000      9,000
Chairman,        1994    388,269    200,000       -         70,000      9,000
President and
Chief Executive
Officer
-----------------------------------------------------------------------------
Dominic J.       1996    188,334     50,000    169,875       7,500     18,526
Addesso(5,6)     1995    191,714    100,000     78,188       7,500     20,096
Executive Vice   1994    185,191     66,708       -         39,500      9,525
President
-----------------------------------------------------------------------------
Thornton R.      1996    193,896     60,000    169,875        -         4,750
Land (5,6)       1995    187,824     90,000     78,188        -         9,000
Executive Vice   1994    176,366     62,242       -         54,500      9,000
President and
General Counsel
-----------------------------------------------------------------------------
Gregory E.       1996    139,552     60,000    169,875       7,500     10,204
Murphy (5,6)     1995    130,000     85,000     52,125       7,500     12,518
Senior Vice      1994    124,023     43,280       -         14,780      7,667
President and
Chief Financial
Officer
-----------------------------------------------------------------------------
Jamie            1996    157,319     60,000    169,875       7,500     15,669
Ochiltree, III   1995    150,000     90,000     52,125       7,500     14,762
(5,6,7)          1994     80,098       -          -         17,000        420
Senior Vice
President
-----------------------------------------------------------------------------


                 =======================================
                 FOOTNOTES TO SUMMARY COMPENSATION TABLE
                 =======================================


1. The executive officers received cash compensation only from the Company's subsidiary, Selective Insurance Company of America ("SICA"), which company also provides the employee benefit plans in which such executive officers participate.

2. Effective for the fiscal year 1994, the Company adopted a Rewards Program by which employees may receive a stated percentage of salary as Annual Cash Incentive Payments if they achieve specified personal goals and the Company achieves stated corporate performance goals. The "Bonus" amounts for 1994, 1995 and 1996 indicate the amounts awarded to the named executive officers as Annual Cash Incentive Payments. See the Report of the Company's Salary and Employee Benefits Committee set forth in this Proxy Statement.

3. The value of restricted stock awards at the end of 1996 was $757,416 for Mr. Entringer, $285,000 for each of Messrs. Addesso and Land and $247,000 for each of Messrs. Murphy and Ochiltree. As of the end of 1996, the number of restricted shares held by Mr. Entringer was 19,932; by each of Messrs. Addesso and Land, 7,500; and by each of Messrs. Murphy and Ochiltree, 6,500. The awards to Messrs. Addesso, Land, Murphy and Ochiltree and awards of 13,000 shares of Mr. Entringer's restricted stock were made under the Company's Stock Option Plan II under which such shares and accrued dividends vest after four years from the date of grant depending upon the achievement of predetermined performance goals. Pursuant to an award Mr. Entringer received outside of the plan, on November 1, 1995, 3,466 shares vested to Mr. Entringer on November 1, 1995 and on November 1, 1996. An equal number will vest on November 1, 1997 and on November 1, 1998. Mr. Entringer has received dividends on all shares from this grant since November 1, 1995. The value of the restricted stock awards shown in this footnote is based on the closing market price of Common Stock on December 31, 1996.

PAGE


4. The amounts in "All Other Compensation" include Company contributions under the Company's Retirement Savings Plan (formerly Thrift Plan) for the fiscal years ended December 31, 1996, December 31, 1995, and December 31, 1994. This Plan is a defined contribution plan available to substantially all employees. Company contributions are 30% vested after two years of service and become 100% vested after six years of service. The Company contributions reflected in the table above are $4,750 for Messrs. Entringer, Addesso, Land and Ochiltree and $4,362 for Mr. Murphy. In addition, for Messrs. Addesso, Murphy and Ochiltree, the amounts for 1996 in the "All Other Compensation" column also include $13,776, $5,842 and $10,919, respectively, representing the difference between the market rate of interest and the actual rate of interest on indebtedness of such executive officer to the Company. For additional information relating to such indebtedness, see "Interest of Management and Others in Certain Transactions."

5. Under employment agreements with SICA effective September 1996 to September 1999, Messrs. Entringer, Addesso, and Land receive annual base salaries of not less than the following amounts: Mr. Entringer, $430,000; Mr. Addesso, $204,000; and Mr. Land, $195,000. Mr. Entringer
     will also serve as a director of the Company so long as he continues to serve as Chairman, President and Chief Executive Officer of SICA. Under an employment agreement with SICA effective August 1, 1995, Mr. Murphy receives an annual base salary of not less than $130,000 through August 1, 1998. Under an employment agreement with SICA effective October 31, 1995, Mr. Ochiltree receives an annual base salary of not less than $150,000 through October 31, 1998. If any of these executive officers is not reelected to his current position, or if he is terminated without cause, he will be entitled to receive severance pay equal to his salary and certain benefits in effect at the time of his termination of employment for a period of two years after the date of such termination, payable in monthly installments. If he is terminated for cause, he is entitled to receive that portion of his salary earned to the date of his termination and the benefits accrued to him under certain employee benefit plans to the date of such termination, to the extent that such benefits may be payable to him under the provisions of such plans in effect on the date of the termination of his employment. The Company has guaranteed SICA's performance of all its obligations under the employment agreements.

6. Messrs. Entringer, Addesso, Land, Murphy and Ochiltree have termination agreements with SICA pursuant to which payments will be made under certain circumstances following a Change in Control of the Company, as defined in the agreements. The agreements for Messrs. Entringer, Addesso and Land are automatically renewable for successive one-year terms each September 1 unless prior written notice of nonrenewal is given. Mr. Murphy's agreement is effective from August 1, 1995 through August 1, 1998 and is automatically renewable for successive one-year terms each August 1 unless prior written notice of nonrenewal is given. Mr. Ochiltree's agreement is effective from October 31, 1995 through October 31, 1998 and is automatically renewable for successive one-year terms each October 31 unless prior written notice of nonrenewal is given. Each agreement provides that, in the event of a Change in Control of the Company, SICA shall continue to employ the executive officer in the capacities in which he was serving immediately prior to the Change in Control for a period of three years, commencing on the date on which the Change in Control shall have occurred, which term will be automatically renewed for successive one-year periods unless prior written notice is given. Each agreement provides that if the executive officer's employment is terminated (as defined in the agreement) after a Change in Control occurs, other than (i) due to the executive officer's death or retirement, (ii) by SICA for Cause or Disability, or (iii) by the executive officer other than for Good Reason (as such foregoing capitalized terms are defined in the agreement), the executive officer will be entitled to receive earned but unpaid base salary through the date of termination, as well as any incentive compensation benefits or awards that have been accrued, earned, or become payable but which have not been paid, and as severance pay in lieu of any further salary for periods subsequent to the date of termination, an amount in cash equal to his "annualized includible compensation for the base period" (as defined in Section 280G(d)(1) of the Internal Revenue Code of 1986, as amended (the "Code"), multiplied by a factor of 2.99, provided that if any of the payments or benefits provided for in the agreement, together with any other payments or benefits that the executive officer has the right to receive, would constitute a "parachute payment" (as defined in Section 280G(b)(2) of the Code), the payments and benefits due to the executive officer will be reduced in the order of priority and amount as the executive officer shall elect, to the largest amount as will result in no portion of such payments being subject to the excise tax imposed by Section 4999 of the Code. The Company has guaranteed SICA's performance of all its obligations under the termination agreements.

7.   Mr. Ochiltree joined the Company in April 1994.

PAGE


                ===========================================
                STOCK OPTIONS AND STOCK APPRECIATION RIGHTS
                ===========================================


The following table contains information concerning the grant of stock options and tandem stock appreciation rights ("SARs") under the Company's Stock Option Plan II ("Plan") to the Chairman, President and Chief Executive Officer, and each of the other executive officers named in the Summary Compensation Table.


              =====================================
              OPTION/SAR GRANTS IN LAST FISCAL YEAR
              =====================================

                                                         Potential
                                                     Realizable Value at
                                                       Assumed Annual
                                                     Rates of Stock Price
                                                         Appreciation
          |----------Individual  Grants------------|   for Option Term
                          % of
           Number of     Total
           Securities    Options/
           Underlying    SARs
           Options/      Granted to  Exercise
           SARs          Employees   or Base  Expira-
           Granted(1)(3) in Fiscal   Price     tion
Name                (#)         Year      ($/Sh)    Date    5%($)(2)   10%($)(2)
=============================================================================
James W.          -          -          -        -          -            -
Entringer

Dominic J.       7,500      4.32%     35.25   10/29/06   166,264      421,346
Addesso

Thornton R.       -          -          -        -          -            -
Land

Gregory E.       7,500      4.32%     35.25   10/29/06   166,264      421,346
Murphy

Jamie            7,500      4.32%     35.25   10/29/06   166,264      421,346
Ochiltree, III
-----------------------------------------------------------------------------

1. The Plan permits the granting of options to all employees and permits the granting of SARs in tandem with any or all stock options. If an SAR is exercised, the employee must surrender the related stock option or portion thereof. Upon exercise of an SAR, payment will be made by the Company in stock, cash, or some combination thereof, as a committee appointed by the Board of Directors shall determine at the time of exercise. None of the options granted to the named executive officers in 1996 has SARs attached. Under the terms of the Plan, options or any related SARs, may be granted at no less than fair market value as of the date of grant. They must be exercised within ten years from the date of grant. In the event of any change in the number of outstanding shares of the Common Stock of the Company as a result of a stock dividend, stock split, or other readjustments, the committee appointed by the Board of Directors shall make an appropriate adjustment in the aggregate number of shares which may be subject to stock options granted under the Plan and in the number of shares subject to and the option price of each then outstanding option.

2. The dollar amounts under these columns are based on the assumed appreciation rates of 5% and 10% prescribed by the Securities and Exchange Commission. These amounts are not intended to forecast possible future appreciation, if any, of the Company's stock price.

3.   Options granted in 1996 were exercisable immediately.

PAGE


                  =====================================
                  OPTION AND SAR EXERCISES AND HOLDINGS
                  =====================================


The following table sets forth information with respect to the Chairman, President and Chief Executive Officer, and each of the other executive officers named in the Summary Compensation Table concerning the exercise of options and/or SARs during the last fiscal year and unexercised options and SARS held as of the end of the last fiscal year:

          ===================================================
          AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR
                AND FISCAL YEAR-END OPTION/SAR VALUES
          ===================================================


                                                             Value of
                                     Number of               Unexercised
                                     Securities Underlying   In-the-Money
                                     Unexercised             Options/SARs
                                     Options/SARs at         at Fiscal
             Shares                  Fiscal Year-End(#)(1);  Year-End($)(2);
            Acquired                 ********************    **************
               on          Value     Exercisable/            Exercisable/
Name        Exercise(#)  realized($) Unexercisable           Unexercisable
=============================================================================
James W.        6,124     $76,398       96,015/                $628,965/
Entringer                               13,200                  176,550

Dominic J.       -           -          69,000/                 758,874/
Addesso                                      0                        0

Thornton R.      -           -          47,500/                 497,313/
Land                                    15,000                  200,625

Gregory E.       -           -          31,400/                 281,813/
Murphy                                       0                        0

Jamie            -           -          24,000/                 145,125/
Ochiltree, III                               0                        0
-----------------------------------------------------------------------------

1. The number of securities underlying unexercised options at the end of 1996 included options with tandem SARs granted under the Company's former stock option plan for employees which expired November 5, 1992. This plan had 600,000 shares reserved for issuance and was, for the most part, identical to the Company's Stock Option Plan II.

2. The value of unexercised in-the-money options is based on the closing market price per share of Common Stock on December 31, 1996 of $38.00, less the option exercise price per share.

PAGE


                          =============
                          PENSION PLANS
                          =============


The following table illustrates annual pension benefits, including supplemental benefits, at normal retirement (age 65) for various years of credited service in the form of a single life annuity and prior to any offset for Social Security benefits. As of December 31, 1996 the Chairman, President and Chief Executive Officer and the other executive officers named in the Summary Compensation Table had the following credited years of service under the pension plans: Mr. Entringer, 3 years; Mr. Addesso, 17 years; Mr. Land, 10 years; Mr. Murphy, 15 years and Mr. Ochiltree, 1 year.


                           ====================
                           PENSION PLAN TABLE(1)
                           ====================


=============================================================================
                              Years of Service
               ----------------------------------------------------------
Remuneration      5         15        20       25        30        35
=============================================================================
125,000        12,500     37,500    50,000   62,500    75,000    87,500
150,000        15,000     45,000    60,000   75,000    90,000   105,000
175,000        17,500     52,500    70,000   87,500   105,000   122,500
200,000        20,000     60,000    80,000  100,000   120,000   140,000
225,000        22,500     67,500    90,000  112,500   135,000   157,500
250,000        25,000     75,000   100,000  125,000   150,000   175,000
300,000        30,000     90,000   120,000  150,000   180,000   210,000
400,000        40,000    120,000   160,000  200,000   240,000   280,000
450,000        45,000    135,000   180,000  225,000   270,000   315,000
500,000        50,000    150,000   200,000  250,000   300,000   350,000
-----------------------------------------------------------------------------

1. The Company maintains a noncontributory Retirement Income Plan integrated with Social Security benefits. This pension plan covers substantially all employees, including officers. Compensation covered under the plan consists only of basic wages and salaries, not including overtime and bonuses, i.e. only the "Salary" column of the Summary Compensation Table. Monthly plan benefits are computed at the rate of 2% of average monthly compensation for the 60 months out of the most recent 120 months of employment for which the employee's compensation is the highest multiplied by the number of years of credited service, less an offset for Social Security benefits, calculated as 1 3/7% of the participant's Social Security income in effect on January 1 of the year of retirement multiplied by the number of years of credited service. If the employee is married, the normal form of benefit is a joint and survivor annuity for the employee and spouse. If the employee elects against such annuity with the spouse's consent, a single life annuity may be paid. The Company has a nonqualified supplemental pension plan to provide benefits that would have been paid by the qualified plan, but for the limitations imposed by the Internal Revenue Code on the maximum benefits payable and the compensation upon which qualified plan benefits may be calculated.

PAGE



                ============================================
                REPORT OF THE SELECTIVE INSURANCE GROUP, INC.
                   SALARY AND EMPLOYEE BENEFITS COMMITTEE
                ============================================


The Salary and Employee Benefits Committee (the "Committee") of the Board of Directors is responsible for setting the executive compensation policies of the Company and evaluating the level of compensation of the executive officers of the Company and its subsidiaries relative to the positions and performances of the executive officers. The Committee's decisions on executive compensation are subject to the approval of the Board of Directors, except for grants under certain of the Company's employee benefit plans, which are made solely by the Committee in order for such plans to satisfy the administration requirements of Rule 16b-3 under the Securities Exchange Act of 1934, and 162(m) of the Internal Revenue Code. The Committee consists of Messrs. Sayles (Chairman), Brown, Kearns, McClellan and Ms. Lamm-Tennant, all of whom are nonemployee directors, within the meaning of Rule 16b-3 and "outside directors" within the meaning of Section 162(m). For purposes of this report, the term "Company" means Selective Insurance Group, Inc. and its subsidiaries unless the context otherwise requires.

The Committee's executive compensation policies are intended to enable the Company to attract and retain qualified executives by combining a base salary component with annual bonus and long-term incentive components. The levels of annual total compensation for executive officers (including the executive officers named in the foregoing tables) are generally intended to be comparable to the levels of annual total compensation paid to executives with comparable responsibilities in a group of other companies in the insurance industry, identified by the Company using external surveys as being similar in size and scope to the Company, while providing for annual and long-term incentives which are subject to the achievement of performance-related goals. This comparison group of companies in the insurance industry is smaller and more diverse than the group comprising the Company's peer group for purposes of the performance graph set forth on page 16 in this Proxy Statement.

After determining the level of compensation for each executive officer as compared with his counterparts in the identified industry group, the Committee weighs the executive officer's performance and level of responsibility and considers such executive officer's contribution to the financial and other goals of the Company. The goals and objectives are established in advance and may relate to the executive officer's performance, the Company's performance, or both. Among the criteria used in determining base salaries are: (i) the Company's financial performance compared to its performance in the prior year, including the Company's combined ratio (both overall and by lines of insurance), return on equity, results of operations and overall financial condition; (ii) the managerial ability of such executive officer as evaluated by the Committee, taking into account the evaluation of such person by the Chairman; and (iii) such officer's ability to develop personnel within the areas of his responsibility for the future operation of the Company. These criteria are the more significant factors used by the Committee in reaching its decisions on executive compensation. As a result of the individual evaluations, for any particular year the compensation level of each executive officer may be higher or lower than that of comparable executives in the comparison group and may vary each year depending upon the achievement of the individual.

The Committee meets approximately four times a year. Changes in the base salary component of executive compensation do not necessarily occur annually, but may occur after a longer period of time.

In addition to the base salary component of executive officers' compensation, cash payments under the Company's Annual Cash Incentive Plan may be earned. Specific performance-related goals are established for each executive officer at the beginning of the fiscal year after discussions between such executive officer and the Chairman (and with respect to the Chairman between the Chairman and the Committee) to determine the nature and extent of such goals. These individual goals relate to specific business, departmental or management objectives that support specific corporate goals established for the fiscal year. In 1996, corporate goals included improving the combined ratio and increasing diversification of geographic premium distribution. If individual and corporate goals are achieved for the year, the executive officer may earn the percentage of salary specified in the Annual Cash Incentive Plan for such officer's position as an annual incentive.

In January 1997, the Committee reviewed each executive officer's performance evaluation, the recommendations of the Chairman as to the achievement of the individual performance-related goals and the Company's performance for 1996 using the criteria described above. Based upon such criteria and the Annual Cash Incentive Plan percentage guidelines, the Committee determined the annual cash incentives to be awarded to the Company's executive officers for the year ended December 31, 1996.

PAGE


The two forms of executive officers' long-term incentive compensation are stock options (with or without tandem stock appreciation rights) and stock grants under the Company's Stock Option Plan II (the "Plan"). The Committee believes that stock ownership by management encourages management to enhance stockholder value. Stock options (with or without tandem stock appreciation rights) granted to executive officers and other employees give optionees the right to purchase shares of the Company's Common Stock over a ten-year period at the fair market value per share on the date of grant. Generally, the Committee grants options to executive officers based on individual merit, taking into account, among other things, the performance evaluations of such executive officers by the Chairman. The number of options granted at any given time is also determined, in part, by the executive officer's level of responsibility, i.e., more options are given to employees and executives in positions of greater responsibility, and the date of the last option grant to such person. In recent years, the Company has generally granted options on an annual basis, but options will not necessarily be granted annually to each executive officer. Stock options (and any tandem stock appreciation rights) that have been granted to executive officers have generally been exercisable immediately upon grant. However, the Committee has the discretion to establish a vesting schedule for option grants and has at times granted options that vest over a period of time. Grants of stock also provide incentive to the executive officers to enhance stockholder value. Under the Plan, the Committee, in its discretion, may make restricted or unrestricted grants of Common Stock, or grant rights to receive Common Stock, to executive officers and other employees in addition to or in substitution for options or stock appreciation rights. Each such grant is subject to the attainment of one or more performance-related objectives and other terms and conditions as may be determined by the Committee in its discretion. Grants of restricted stock under the Plan were made to all executive officers in 1996. All restricted stock grants to date are subject to a four-year vesting period and the attainment of various predetermined corporate financial goals, such as return on equity or cumulative earnings, during the vesting period.

The Company intends, to the extent practicable, to preserve deductibility under the Internal Revenue Code for compensation paid to its executive officers while maintaining compensation programs to attract and retain highly qualified executives in a competitive environment.

The Committee's bases for determining the compensation of Mr. Entringer have been substantially the same as those referred to above with respect to the Company's executive officers. The Committee seeks to maintain the base salary of the Chief Executive Officer at a level competitive with the mid-range of the base salaries of the chief executive officers of other insurance companies in the Company's identified comparison group, but Mr. Entringer's base salary and incentive compensation for 1996 were significantly affected by his performance and the Company's performance as compared to the peer group, as described below. Mr. Entringer is eligible to participate in the same employee benefit plans available to the other executive officers of the Company.

In February 1996, the Committee granted Mr. Entringer 8,000 restricted shares of the Company's Common Stock under Stock Option Plan II. The grant is subject to a four-year vesting period and the achievement of predetermined corporate performance goals, including fiscal year return on average equity during the vesting period.

In determining Mr. Entringer's award under the Annual Cash Incentive Plan for 1996, the Committee considered the extent to which Mr. Entringer had met certain predetermined financial and operational goals, and how well he had implemented initiatives scheduled for 1996, including increased earnings and positioning the Company for future growth. The Committee also considered the increase in the market value of the Company's Common Stock. In considering the Annual Cash Incentive award and the stock grant, the Committee also reviewed the Company's combined ratio, expense reduction, and capital strategies and Mr. Entringer's achievements in productivity, premium diversification, employee development, corporate restructuring and technological development, in addition to those factors used in determining the awards of the other executive officers.

Submitted by the Salary and Employee Benefits Committee of the Company's Board of Directors: Thomas D. Sayles, Jr. (Chairman), A. David Brown, William M. Kearns, Jr., Joan M. Lamm-Tennant, Ph.D and S. Griffin McClellan III.

No Compensation Committee interlocks or insider participation in compensation decisions occurred during the fiscal year ended December 31, 1996.

PAGE


              ================================================
              COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURNS
              ================================================


The following graph demonstrates a five-year comparison of cumulative total returns for the Company, the Nasdaq Stock Market (U.S. companies), and the Fire, Marine and Casualty insurers (Nasdaq Market).


                      =============================
                      (CORPORATE PERFORMANCE GRAPH)
                      =============================


=============================================================================
                              |-------------------As of---------------------|
         INDEX                 12/31   12/31   12/31   12/30   12/29   12/31
      DESCRIPTION              1991    1992    1993    1994    1995    1996
-----------------------------------------------------------------------------
Selective Insurance Group,     100.0   138.7   200.8   173.3   252.5   279.3
Inc.

Nasdaq Stock Market (US        100.0   116.4   133.6   130.6   184.7   227.2
Companies)

NASDAQ Stocks (SIC 6330-       100.0   134.5   139.0   134.0   187.7   205.6
6339 US + Foreign Fire,
Marine, and Casualty
Insurance Peer Group(1))
-----------------------------------------------------------------------------

1. The members of the Peer Group include Fire, Marine and Casualty insurers that are traded on the Nasdaq Stock Market and have the same Standard Industry Classification (SIC) number as the Company. The Peer Group members are as follows: 20th Century Industries CA; Allied Group, Inc.; Allmerica Property & Casualty Companies, Inc; American Bankers Insurance Group, Inc.; American Indemnity Financial Corporation; American Integrity Corporation; Argonaut Group, Inc.; Baldwin & Lyons, Inc.; Bancinsurance Corporation; W. R. Berkley Corporation; Chandler Insurance Company, Ltd.; Cincinnati Financial Corporation; Citizens Security Group, Inc.; Condor Services, Inc.; Donegal Group, Inc.; Employers Casualty Company; Equitable of Iowa Companies; Exstar Financial Corporation; Financial Institutions Insurance Group, Ltd.; Florida Employers Insurance Company; Foremost Corporation America; Fremont General Corporation; Goran Capital, Inc.; Gryphon Holdings, Inc.; HCC Insurance Holdings, Inc.; Hanover Insurance Company; Harleysville Group Inc.; Home State Holdings, Inc.; Intercargo Corporation; Kaye Group, Inc.; MAIC Holdings, Inc.; Markel Corp.; Mercury General Corporation; Meridian Insurance Group, Inc.; Mid Ocean, Ltd.; Midland Financial Group, Inc.; Milwaukee Insurance Group Inc.; Mobile America Corporation; Motor Club of America; Mutual Assurance, Inc.; NAC Re Corporation; NYMAGIC Inc.; Navigators Group, Inc.; Nobel Insurance, Ltd.; North East Insurance Company; Occupational Urgent Care Health; Ohio Casualty Corporation; Old Lyme Holding Corp.; Omni Insurance Group, Inc.; PXRE Corp.; PAC RIM Holding Corporation; PAN Atlantic Inc.; Phoenix Re Corporation; Piedmont Management, Inc.; Professionals Insurance Company Management; RTW, Inc.; Rathbone King & Seeley Inc.; Rescorp, Inc.; Risk Capital Holdings, Inc.; SAFECO Corporation; Selective Insurance Group, Inc.; St. Paul Companies, Inc.; State Auto Financial Corporation; Symons International Corporation; Titan Holdings, Inc.; Tokio Marine & Fire Insurance, Ltd.; Trenwick Group, Inc.; U.S. Capital Group, Inc.; Unico American Corporation; United Coasts Corporation; United Fire & Casualty Company; United States Facilities Corporation; Walshire Assurance Company.

PAGE


         =========================================================
         II.  PROPOSAL TO AMEND THE SELECTIVE STOCK OPTION PLAN II
         =========================================================
                           (Item 2 on Proxy Card)


The Board of Directors has approved and is unanimously recommending that the stockholders approve an amendment to the Selective Stock Option Plan II (the "Plan") to increase by 1,000,000 the number of shares of Common Stock reserved for issuance under the Plan to an aggregate of 2,100,000 shares. The amendment and the Plan are summarized below. A copy of the Plan is available upon a stockholder's written request to the Company, 40 Wantage Avenue, Branchville, New Jersey 07890, Attention: Corporate Secretary.

Description of the Amendment
----------------------------

The amendment increases by 1,000,000 the number of shares of Common Stock reserved for issuance under the Plan to an aggregate of 2,100,000 shares. If approved by the stockholders, the amendment shall be effective on May 2, 1997.

Reasons for the Amendment
-------------------------

The Board of Directors believes that grants of stock options and awards of Common Stock are important incentives for attracting and retaining employees and encouraging employees to realize the Company's business objectives. As of December 31, 1996, only 155,956 shares of Common Stock remained available for the granting of stock options and stock awards under the Plan. The amendment to the Plan to increase the number of shares reserved for issuance is intended to enable the Company to continue the purposes of the Plan.

Description of the Plan
-----------------------

The Plan was originally approved in 1992. Pursuant to amendments to the Plan in 1994, all employees of the Company and its subsidiaries are eligible to participate in the Plan, and a total of 1,100,000 shares are reserved for issuance under the Plan. If any option granted under the Plan expires or terminates for any reason or any shares of Common Stock awarded under the Plan are forfeited because of the failure of any condition or restriction of an award, the shares allocable to such expired or terminated option or forfeited award again become available for the granting of options or stock awards.

The Plan is administered by the Compensation Committee (the "Committee"). The Plan requires that the Committee consist of two (2) or more directors of the Company, all of whom are both "Non-Employee Directors" within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934, as amended, and "Outside Directors" as defined for the purposes of Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"). Subject to the terms and conditions of the Plan, the Committee has the exclusive authority to determine the terms and conditions of options granted to an employee. In addition, the Committee may, in its discretion, make restricted or unrestricted grants of Common Stock or grant rights to receive Common Stock to eligible participants in the Plan in addition to or in substitution for options and/or Stock Appreciation Rights ("SARs") thereunder subject to certain terms and conditions as set forth in the Plan. No member of the Committee is eligible to participate in the Plan while serving on the Committee.

An option granted under the Plan may be granted as a stock option which qualifies as an incentive stock option (a "Qualified Option") under Section 422 of the Code or as a stock option which does not qualify under the Code (a "Non-Qualified Option"). The terms and conditions of individual option grants may vary, subject to the following: (i) options to purchase no more than 40,000 shares of Common Stock may be granted (together with related SARs) to any eligible participant during any twelve-month period; (ii) the exercise price per share may not be less than its fair market value on the date of such grant; and (iii) the term of the option may not be more than ten (10) years from the date such option is granted. No Qualified Option may be granted to any employee who, at the time the option is granted, owns stock representing more than 10% of the total combined voting power of all classes of stock of the Company, unless the option exercise price is at least 110% of the fair market value of the Common Stock at the time the option is granted and the option is not exercisable more than five (5) years from the date it is granted. The purchase price of any shares of Common Stock sold to an optionee pursuant to a stock option is payable upon the exercise of the option in cash or in shares of Common Stock of the Company. Any option granted under the Plan may be exercised by an optionee any time after the date of grant and before its date of expiration, except as such exercise right is limited by the terms of the Plan with respect to the death, disability or termination of employment of the optionee.

An SAR may be granted in conjunction with any Qualified Option or any Non-Qualified Option under the Plan. If an SAR is exercised, the optionee shall surrender the related stock option or portion thereof.

PAGE


The SAR is subject to the same terms and conditions as the option granted in conjunction with the SAR. Upon exercise of the SAR, the optionee will receive payment of the amount equal to (a) the difference between the fair market value per share of Common Stock on the exercise date and the option exercise price per share multiplied by (b) the number of SARs being exercised. Payment of such amounts are made in stock, cash or partly in stock and partly in cash as the Committee shall determine in its absolute discretion at the time of exercise.

Options granted under the Plan are nontransferable, except by will or by the laws of descent and distribution, and, during the lifetime of the optionee, are exercisable only by the optionee.

An optionee has none of the rights or privileges of a stockholder of the Company including, without limitation, the right to vote and receive dividends with respect to shares of Common Stock subject to an option, until the exercise of the option and the issuance to such optionee of a stock certificate representing such shares.


The Committee may, in its discretion, make restricted or unrestricted grants of Common Stock, or grant rights to receive Common Stock, to eligible participants in the Plan in addition to or in substitution for options and/or SARs granted under the Plan. The right to receive no more than 40,000 shares of Common Stock may be granted to any participant in the Plan during any twelve-month period during the term of the Plan. Each such grant is expressly subject to the attainment of one or more performance-related objectives of the Company, or a subsidiary or subsidiaries thereof, and such vesting periods or other terms, conditions, restrictions and limitations as determined by the Committee. The number of shares of Common Stock awarded pursuant to such grant reduces the number of shares of Common Stock available for options and/or SARs. The Committee, in its discretion, may accelerate the time at which any award may vest.

The Plan may be amended from time to time by recommendation of the Committee and approval by the Board of Directors to the extent permitted by law. In no event may the Committee amend the Plan to (a) change the purchase price of the stock, (b) extend any option date, or (c) extend the termination date of the Plan. The Plan shall terminate on September 1, 2002, and no option or stock award shall be granted pursuant to the Plan thereafter.

As of December 31, 1996, the total number of shares of Common Stock underlying stock options, and the number of restricted stock awards of Common Stock granted under the Plan to each of the executive officers named in the Summary Compensation Table appearing on page 9 of this Proxy Statement is as follows:

                         Stock Options        Restricted Stock
                         -------------        ----------------
James W. Entringer          134,839                13,000

Dominic J. Addesso           62,500                 7,500

Thornton R. Land             62,500                 7,500

Gregory E. Murphy            29,780                 6,500

Jamie Ochiltree, III         32,000                 6,500

As of December 31, 1996, options to purchase a total of 382,619 shares of Common Stock and 47,000 restricted stock awards of Common Stock were awarded under the Plan to all current executive officers as a group. No grants of stock options or restricted stock awards under the Plan have been made to any current nonemployee director or to any nonemployee nominee for election as a director. As of December 31, 1996, options to purchase a total of 833,244 shares of Common Stock and 110,800 restricted stock awards of Common Stock have been granted to all employees under the Plan. No SARs have been granted under the Plan.

Future grants of stock options and stock awards are in the discretion of the Committee and, thus, the amount of such grants, if any, are not presently determinable.

The market value of the Common Stock as of March 14, 1997, as reflected by the closing price of the Common Stock on the Nasdaq National Market, was $41.75 per share.

Federal Income Tax Consequences
-------------------------------

The tax consequences of stock options, stock awards, and stock appreciation rights are complex. Therefore, the description of tax consequences set forth below is necessarily general in nature and does not purport to be complete. Moreover, statutory provisions are subject to change, as are their interpretations, and their application may vary in individual circumstances.

PAGE


The tax consequences under applicable state and local income tax laws may not be the same as under the Federal income tax laws.

Qualified Options granted pursuant to the Plan are intended to qualify as "Incentive Stock Options" within the meaning of Section 422 of the Code. The optionee of an incentive stock option will not recognize taxable income either at the date of grant or the date of exercise. If the optionee makes no disposition of the shares acquired pursuant to exercise of an incentive stock option within one year after the transfer of shares to such optionee and within two years from grant of the option (the "Holding Period"), such optionee will recognize long term capital gain income at the date of sale of such shares to the extent the proceeds of the sale exceed the exercise price. The Company will not be entitled to a deduction for Federal income tax purposes with respect to either the issuance of such incentive stock options or the issuance of shares upon their exercise. Additionally, the Company will receive no deduction as a result of the sale of the stock after expiration of the Holding Period.

If the shares acquired pursuant to exercise of an incentive stock option are sold before expiration of the Holding Period, the optionee will recognize ordinary income in the year of the disposition equal to the excess of the fair market value of the stock at the time of exercise over the exercise price. The Company will be entitled to a deduction for Federal income tax purposes in that same amount, provided it satisfies certain Federal income tax reporting requirements. In addition, the optionee will recognize capital gains to the extent the proceeds on the sale of stock exceeds the optionee's basis in the stock. For this purpose, the optionee's basis in the stock is the sum of the exercise price of the option plus the amount recognized by the optionee as ordinary income.

Options that are not incentive stock options, referred to as Non-Qualified Options, may also be granted under the Plan. Upon exercise of a Non-Qualified Option, an optionee will recognize ordinary income at the date of exercise equal to the excess of the fair market value of the stock at the date of exercise over the exercise price. The Company will be entitled to a Federal income tax deduction at the date of exercise in the same amount as the income recognized by the optionee, provided the Company satisfies applicable Federal income tax withholding requirements.

Under the Plan, SARs may be granted in conjunction with Qualified Options or Non-Qualified Options. An SAR is a right to receive, either in cash or employer stock, the appreciation in the value of a share of employer stock. Upon exercise of an SAR, the employee must surrender the related stock option. An employee will recognize income on the date the SAR is exercised equal to the excess of the fair market value of the stock on the exercise date over the exercise price of the related option. The Company will be entitled to a Federal income tax deduction at the date of exercise in the same amount as the income recognized by the employee, provided the Company satisfies applicable Federal income tax withholding requirements.

The Plan also provides for awards of stock, subject to the attainment of one or more performance-related objectives of the Company, or a subsidiary or subsidiaries thereof, and such vesting periods or other terms, conditions, restrictions and limitations as determined by the Committee. With respect to stock awards subject to such restrictions, the employee will generally not recognize income until the earlier of the date on which the stock is (i) transferable or (ii) not subject to a substantial risk of forfeiture, unless the employee makes a timely election under Section 83(b) of the Code. The amount of such income will be equal to the excess of the fair market value of the shares at the time over the purchase price, if any, paid for such shares. If, on the other hand, the employee does make a Section 83(b) election, then he or she will recognize ordinary income at the time of receipt of the stock equal to the excess of the fair market value of the shares at that time (determined without regard to any transfer restrictions imposed on the shares, the vesting provisions or any restrictions imposed by the securities laws) over the purchase price paid for such shares, if any. In either case, the Company should be entitled to a deduction in an amount equal to the amount of ordinary income recognized by the employee in the same year that the employee recognizes such ordinary income, provided that the Company satisfies certain Federal income tax withholding requirements that may be applicable.

The discussion above pertaining to deductions for the Company is qualified by the application of Section 162(m). Pursuant to Section 162(m), the maximum allowable deduction for compensation paid or accrued by the Company with respect to the chief executive officer of the Company or any of the four most highly compensated officers of the Company (other than the chief executive officer) is limited to $1 million per year. However, compensation is tax deductible without regard to such limitations if the compensation satisfies the "performance-based" requirements of the rules and regulations under
Section 162(m). The Plan is intended to meet the requirements of Section 162(m); and the Company expects that deductions will not be limited thereby.

PAGE


Vote Required for Approval
--------------------------

The affirmative vote of the holders of a majority of shares of Common Stock represented and entitled to vote at the Annual Meeting is necessary for the adoption of the amendment to the Plan. Unless a contrary specification is indicated, Proxies will be voted "FOR" the adoption of the amendment to the Plan.


THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" APPROVAL OF
==========================================================================
THE ADDITIONAL SHARES.
======================


         =========================================================
         INTEREST OF MANAGEMENT AND OTHERS IN CERTAIN TRANSACTIONS
         =========================================================

Until December 31, 1996, C. Edward Herder, a director of the Company, was Chairman and owner of more than a 5% equity interest in Herder Tarricone Associates, a general insurance agency, which received $606,008 in commissions during 1996 for insurance policies placed with the Company's subsidiaries. During 1996, the Company's insurance subsidiaries purchased insurance coverages with premiums of $29,853 through the agency. William M. Rue, a director of the Company, is President and owner of more than a 5% equity interest in Rue Insurance, a general insurance agency, which received $953,202 in commissions during 1996 for insurance policies placed with the Company's subsidiaries. During 1996, the Company's insurance subsidiaries purchased insurance coverages with premiums of $859,288 through the agency.
J. Brian Thebault, a director of the Company, is President and Chief Executive Officer of L.P. Thebault Company, Inc., graphic communications, which received $70,969 during 1996 for services performed for the Company and its subsidiaries. The foregoing relationships have existed during the past fiscal year, and the Company intends to continue its relationship with Rue Insurance and L.P. Thebault Company, Inc. in the current year. Mr. Herder is now retired and has relinquished his interest in Herder Tarricone Associates.

On December 16, 1994, Messrs. Addesso, Murphy and Ochiltree, each of whom is an executive officer of the Company, incurred certain indebtedness to the Company in connection with their respective exercises of nonqualified stock options granted on such date under the Company's Stock Option Plan II. Such loans were made by the Company to such officers and certain other employees in order to encourage such employees to exercise their options and thus to align further their interests with those of the stockholders through greater stock ownership. The principal amounts of such loans to Messrs. Addesso, Murphy and Ochiltree were $246,250, $105,395 and $197,000, respectively. These loans bear no interest and are due in 2005. Principal amounts outstanding as of March 3, 1997 were $208,989, $83,261; and $155,630 for
Messrs. Addesso, Murphy, and Ochiltree, respectively.


                         ========================
                           DATE FOR SUBMISSION
                         OF STOCKHOLDER PROPOSALS
                         ========================


Any stockholder desiring to submit a proposal for inclusion in the Proxy Statement relating to the 1997 Annual Meeting of Stockholders (to be held on or about May 1, 1998) must submit the same in time to be received at the Company's head-quarters at Branchville, New Jersey, on or before December 1, 1997, for determination of eligibility in accordance with law.


                          ====================
                          FINANCIAL STATEMENTS
                          AND OTHER INFORMATION
                          =====================


Consolidated financial statements for the Company and its subsidiaries and the report thereon of KPMG Peat Marwick LLP are included in the 1996 Annual Report to Stockholders. A copy of the Company's Annual Report on Form 10-K for the year ended December 31, 1996, as filed with the Securities and Exchange Commission, excluding exhibits, will be provided without charge to stockholders upon written request to the Senior Vice President, and Chief Financial Officer, Selective Insurance Group, Inc., 40 Wantage Avenue, Branchville, New Jersey 07890. The Form 10-K provided to stockholders will include only a list of exhibits to the Form 10-K. Exhibits will be furnished to stockholders upon request and upon payment of reproduction and mailing expenses.


                               ===========
                               ACCOUNTANTS
                               ===========


For many years, the Company has engaged the services of KPMG Peat Marwick LLP as its principal accountants. The Company anticipates making no change in its selection and a representative of that firm is expected to be available at the Annual Meeting of Stockholders to respond to appropriate questions and to make a statement if such representative so desires.

PAGE


========
APPENDIX
========


                 ========================================
                 SELECTIVE INSURANCE STOCK OPTION PLAN II
                 ========================================

I.   PURPOSE
------------

This Selective Insurance Stock Option Plan II (the "Plan") is intended to encourage employees of Selective Insurance Group, Inc. (the "Company") and its subsidiaries to own stock in the Company and to provide incentive to further the success of the Company.

II.  SHARES SUBJECT TO THE PLAN
-------------------------------

There will be reserved for issuance upon the exercise of Options granted under the Plan 2,100,000 shares of the Company's Common Stock which may be unissued or reacquired shares. If any option granted expires or terminates for any reason without having been exercised in full, the unpurchased shares shall again become available for the purposes of the Plan.

III. ADMINISTRATION
-------------------

The Plan shall be administered by a Compensation Committee (the "Committee") appointed by the Board of Directors of the Company. The Committee shall consist of two (2) or more directors of the Company, all of whom shall be both "Non-Employee Directors" within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and "Outside Directors" as defined for the purposes of Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"). Subject to the terms and conditions of the Plan, the Committee shall have the exclusive authority to select the terms and conditions of Option Agreements (as hereinafter defined) and whether an option will be granted to an employee as a stock option which qualifies as


PAGE


an incentive Stock Option under Section 422 of the Code (hereinafter referred to as a "Qualified Option") or a Stock Option which does not qualify under the Code (hereinafter referred to as a "Non-Qualified Option"). The Committee shall determine the number of shares of Common Stock to be acquired by the exercise of Qualified Options and Non-Qualified Options, the term during which the Qualified Options and Non-Qualified Options may be exercised and the application or withdrawal of any restrictions which may be deemed appropriate in its discretion. (Qualified Options and Non-Qualified Options are sometimes collectively hereinafter referred to as "Options" or "Stock Options.")

IV.  ELIGIBLE PARTICIPANTS
--------------------------

All employees of the Company and its subsidiaries shall be eligible to participate in the Plan. No member of the Committee shall be eligible to participate in this Plan. The Committee shall:

     (a) determine the employees of the Company and its subsidiaries to whom Qualified Options and Non Qualified Options may be granted; and

     (b) grant Options, from time to time, to such eligible participants as it may select.

V.   TERMS AND CONDITIONS OF OPTIONS
------------------------------------

Qualified Options and Non-Qualified Options shall be in such form and on such terms and conditions as the Committee shall, from time to time, approve subject to the following terms and conditions:

     (a) The aggregate fair market value (determined at the time the option is granted) of the shares with respect to which Qualified Options are exercisable for the first time by a participant during any calendar year shall not exceed $100,000. To the extent permitted by the Code, Qualified Options granted in excess of such amount may be deemed or amended to be Non-Qualified


PAGE


Options.

     (b) The option price per share shall not be less than its fair market value on the date of such grant.

     (c) The term of the option shall not be more than ten (10) years from the date such option is granted.

     (d) An option shall not be transferable, except by will or by the laws of descent and distribution, during the life-time of the person to whom the option is granted; he/she alone may exercise it.

     (e) No Qualified Option shall be granted to an employee who, at the time the option is granted, owns stock representing more than 10 percent of the total combined voting power of all classes of stock of the employer. This stock ownership limitation will not apply if the option price is at least 110 percent of the fair market value (at the time the option is granted) of the stock subject to the option and the option by its terms is not exercisable more than five (5) years from the date it is granted.

     (f) Options to purchase no more than 40,000 shares of Common Stock may be granted (together with related Stock Appreciation Rights under Article XIII hereof) to any eligible participant during any twelve-month period during the term of the Plan.

VI.  GRANTS OF COMMON STOCK
---------------------------

The Committee may, in its discretion, at any time or from time to time, make restricted or unrestricted grants of Common Stock, or grant rights to receive Common Stock, to eligible participants in the Plan in addition to or in substitution for Options and/or SARs granted hereunder. The right to receive no more than 40,000 shares of Common Stock shall be granted to


PAGE


any participant in the Plan during any twelve-month period during the term of the Plan. Each such grant shall be expressly subject to the attainment of one or more performance-related objectives based on return on equity, per share earnings, reduction of costs, increase in premiums written or earned, total return to stockholders, combined ratio or loss and loss expense ratio of the Company, or a subsidiary or subsidiaries of the Company, as shall be determined by the Committee at or prior to the date of grant and set forth in an award agreement. Each such grant also shall be subject to such vesting period or other terms, conditions, restrictions and limitations as shall be determined by the Committee in its discretion and set forth in an award agreement. The number of shares of Common Stock available for such grants shall be included in the total number of shares of Common Stock reserved for issuance under the Plan, and the number of shares of Common Stock awarded pursuant to such grants shall reduce the number of shares of Common Stock available for the purposes of the Plan as set forth in Section II hereof, provided that any such shares of Common Stock that shall be forfeited because of the failure of any condition or restriction of an award shall again be available for the purposes of the Plan. Notwithstanding the terms and conditions set forth in an award agreement, the Committee, in its discretion, may accelerate the time at which any award may vest. In case the number of outstanding shares of Common Stock of the Company is changed as a result of a stock dividend, stock split or other readjustments or if the outstanding shares of Common Stock shall be exchanged for securities of the Company or another Company by reason of any merger, consolidation or other similar corporate change, the Committee shall make an appropriate adjustment in the number of shares subject to each then outstanding grant of Common Stock. No award agreement shall impose any obligation on the Company to continue to employ any employee.

VII. TERMINATION OF EMPLOYMENT
------------------------------


PAGE


If an employee shall cease to be employed by the Company for any reason other than disability or death, then any outstanding Qualified Option granted to such employee shall terminate three (3) months after the date of termination of employment, and any outstanding Non-Qualified Option granted to such employee shall terminate twelve (12) months after the date of termination.

VIII. DISABILITY
----------------

If an employee shall cease to be employed by the Company as a result of disability, then any Options that are exercisable by the employee at the time employment ceases may be exercised within twelve (12) months after the date that such employee's employment ceases.

IX.  DEATH
----------

If an employee's death occurs while employed by the Company, his/her estate, representative or beneficiary shall have the right to exercise those Options granted to the employee which were exercisable by him/her at the time of his/her death at any time within twelve (12) months after the date of his/her death.

X.   CHANGES IN CAPITAL STOCK
-----------------------------

In case the number of outstanding shares of Common Stock of the Company is changed as a result of a stock dividend, stock split or other readjustments or if the outstanding shares of Common Stock of the Company shall be exchanged for securities of the Company or another company by reason of any merger, consolidation or other similar corporate change, the Committee shall make an appropriate adjustment in the aggregate number of shares which may be subject to Stock Options granted under the Plan and in the number of shares subject to and the option price of each then outstanding option.


PAGE


XI.  EXERCISE OF OPTIONS
------------------------

An employee electing to exercise an option shall give written notice to the Company of such election and the number of shares of Common Stock that he/she has elected to acquire. An employee will have no rights of a stockholder with respect to shares of Common Stock to be acquired upon the exercise of an option until the issuance to him/her of a certificate representing said shares.

XII. OPTION AGREEMENTS
----------------------

Agreements granting Options under the Plan ("Option Agreements") shall be in writing duly executed and delivered by or on behalf of the Company and the optionee and shall contain such terms and conditions as the Committee deems advisable. If there is any conflict between the terms and conditions of any Option Agreements and of the Plan, the terms and conditions of the Plan shall control. Option Agreements shall clearly specify whether Options granted pursuant to the Plan are either Qualified Options or Non-Qualified Options.

XIII. PAYMENT
-------------

The option price shall be payable upon the exercise of the option and shall be paid in cash or in shares of Common Stock of the Company. If shares of Common Stock are tendered as payment of the option price, the value of any such stock shall be the fair market value per share of Common Stock as of the date of exercise.

XIV. STOCK APPRECIATION RIGHTS
------------------------------

A Stock Appreciation Right ( 'SAR") may be granted in conjunction with any Qualified Option or


PAGE


any Non-Qualified Option under the Plan. If an SAR is exercised, the employee shall surrender the related Qualified Option or Non-Qualified Option or portion thereof.

The SAR shall be subject to the same terms and conditions as the Qualified Option or Non-Qualified Option in connection with which the SAR was granted. Upon exercise of the SAR, the employee will receive payment of the amount determined by subtracting the option exercise price per share of Common Stock from the fair market value per share of Common Stock on the exercise date and multiplying this amount by the number of SARs being exercised. Payment of the amount determined above shall be made in stock, cash or partly in stock and partly in cash as the Committee shall determine in its absolute discretion at the time of exercise. The number of SARs granted an employee will be determined by the Committee in its sole discretion, subject to the limitations set forth in Article V, Section (f) of the Plan.

XV.  TERM OF PLAN
------------------

The Plan shall terminate ten (10) years after the effective date of the Plan, and no option shall be granted pursuant to the Plan after termination of the Plan.

XVI. CONTINUANCE OF EMPLOYMENT
------------------------------

Neither the Plan nor any Option Agreements shall impose any obligation on the Company to continue to employ any employee.

XVII. EFFECTIVE DATE
--------------------

The Plan shall become effective as of September 1, 1992, subject to the approval no later than September 1, 1993, by the holders of a majority of the outstanding shares of Common Stock represented at a duly held meeting of stockholders.


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XVIII. AMENDMENTS
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This Plan may be  amended by recommendation of the Committee and approval of the Board of Directors to the extent permitted by law. In no event shall the Committee amend the Plan to: (a) change the purchase price of the stock, (b) extend any option date, or (c) extend the termination date of the Plan.